Exhibit 99.1

OPTICAL CABLE CORPORATION 5290 Concourse Drive Roanoke, VA 24019 (Nasdaq GM: OCC) www.occfiber.com

AT THE COMPANY:

Neil Wilkin Chairman, President & CEO (540) 265-0690 investorrelations@occfiber.com	Tracy Smith Senior Vice President & CFO (540) 265-0690 investorrelations@occfiber.com

AT JOELE FRANK, WILKINSON BRIMMER KATCHER:

Aaron Palash (212) 355-4449 ext. 8603 occ-jfwbk@joelefrank.com	Spencer Hoffman (212) 355-4449 ext. 8928 occ-jfwbk@joelefrank.com

FOR IMMEDIATE RELEASE

OPTICAL CABLE CORPORATION REPORTS

FIRST QUARTER OF FISCAL YEAR 2025 FINANCIAL RESULTS

Net Sales Increased 6.0% and Gross Profit Increased 24.6%
Compared to Same Period in Prior Year

Roanoke, Va., March 10, 2025 — Optical Cable Corporation (Nasdaq GM: OCC) (“OCC®” or the “Company”) today announced financial results for its first quarter of fiscal year 2025 ended January 31, 2025.

First Quarter 2025 Financial Results

Consolidated net sales for the first quarter of fiscal year 2025 increased 6.0% to $15.7 million, compared to $14.9 million for the same period in the prior year. OCC experienced increases in net sales in both its enterprise and specialty markets, during the first quarter of fiscal year 2025, compared to the first quarter of fiscal year 2024. The market environment generally improved in the Company’s first quarter, with particular strength noted in OCC’s military markets.

Net sales to customers outside of the United States increased 21.3% and net sales to customers in the United States increased 2.3% in the first quarter of fiscal year 2025, compared to the same period last year. At the end of the first quarter of fiscal year 2025, the Company’s sales order backlog/forward load increased to $6.6 million when compared to $5.7 million as of October 31, 2024.

Optical Cable Corp. – First Quarter 2025 Earnings Release

Gross profit increased 24.6%, or $913,000, to $4.6 million in the first quarter of fiscal year 2025, compared to $3.7 million for the same period in fiscal year 2024, as a result of production efficiencies created by increased volumes and the resulting positive impact of OCC’s operating leverage.

Gross profit margin, or gross profit as a percentage of net sales, was 29.4% in the first quarter of fiscal year 2025, compared to 25.0% in the first quarter of fiscal year 2024.

SG&A expenses increased to $5.5 million in the first quarter of fiscal year 2025, compared to $5.1 million for the first quarter of fiscal year 2024, primarily as a result of employee and contracted sales personnel-related costs. SG&A expenses as a percentage of net sales were 34.7% in the first quarter of fiscal year 2025, compared to 34.3% in the prior year period.

For the first quarter of fiscal year 2025, OCC recorded a net loss of $1.1 million, or $0.14 per basic and diluted share, compared to a net loss of $1.4 million, or $0.18 per basic and diluted share, for the first quarter of fiscal year 2024.

Management's Comments

Neil Wilkin, President and Chief Executive Officer of OCC, said, “I’m proud of the OCC team, which delivered a strong start to fiscal year 2025 in a dynamic market environment. During our first fiscal quarter, we achieved growth across key metrics including net sales and gross profit. We have strong momentum in our enterprise and specialty markets, including the military sector. Our focus on executing our growth strategies and operating efficiently will drive results this year, including gross profit margin expansion with increased volume. Looking ahead, OCC’s backlog is growing, and we are poised to capitalize on growth opportunities and drive long-term value for our customers and shareholders.”

Conference Call Information

As previously announced, OCC will host a conference call today, March 10, 2025, at 11:00 a.m. Eastern Time. Individuals wishing to participate in the conference call should call (800) 445-7795 in the U.S. or (785) 424-1699 internationally, Conference ID: OCCQ125. For interested individuals unable to join the call, a replay will be available through Monday, March 17, 2025, by dialing (800) 839-2385 or (402) 220-7203. The call will also be broadcast live over the internet and can be accessed by visiting the investor relations section of the Company’s website at www.occfiber.com.

Company Information

Optical Cable Corporation (“OCC®”) is a leading manufacturer of a broad range of fiber optic and copper data communication cabling and connectivity solutions primarily for the enterprise market and various harsh environment and specialty markets (collectively, the non-carrier markets) and also the wireless carrier market, offering integrated suites of high-quality products which operate as a system solution or seamlessly integrate with other components.

OCC® is internationally recognized for pioneering innovative fiber optic and copper communications technologies, including fiber optic cable designs for the most demanding environments and applications, copper connectivity designs to meet the highest data communication industry standards, as well as a broad product offering built on the evolution of these fundamental technologies.

Optical Cable Corp. – First Quarter 2025 Earnings Release

OCC uses its expertise to deliver cabling and connectivity products and integrated solutions that are best suited to the performance requirements of each end-user’s application. And OCC’s solutions offerings cover a broad range of applications—from commercial, enterprise network, datacenter, residential and campus installations to customized products for specialty applications and harsh environments, including military, industrial, mining, petrochemical and broadcast applications, as well as for the wireless carrier market.

Founded in 1983, OCC is headquartered in Roanoke, Virginia with offices, manufacturing and warehouse facilities located in Roanoke, Virginia, near Asheville, North Carolina and near Dallas, Texas. OCC’s facilities are ISO 9001:2015 registered and its Dallas facility is MIL-STD-790G certified.

Optical Cable Corporation™, OCC®, Procyon®, Superior Modular Products™, SMP Data Communications™, Applied Optical Systems™, and associated logos are trademarks of Optical Cable Corporation.

Further information about OCC® is available at www.occfiber.com.

FORWARD-LOOKING INFORMATION

This news release by Optical Cable Corporation and its subsidiaries (collectively, the “Company” or “OCC”) may contain certain forward-looking information within the meaning of the federal securities laws. The forward-looking information may include, among other information, (i) statements concerning our outlook for the future, (ii) statements of belief, anticipation or expectation, (iii) future plans, strategies or anticipated events, and (iv) similar information and statements concerning matters that are not historical facts. Such forward-looking information is subject to known and unknown variables, uncertainties, contingencies and risks that may cause actual events or results to differ materially from our expectations, and such known and unknown variables, uncertainties, contingencies and risks may also adversely affect Optical Cable Corporation and its subsidiaries, the Company’s future results of operations and future financial condition, and/or the future equity value of the Company. A partial list of such variables, uncertainties, contingencies and risks that could cause or contribute to such differences from our expectations or that could otherwise adversely affect Optical Cable Corporation and its subsidiaries is set forth in Optical Cable Corporation’s quarterly and annual reports filed with the Securities and Exchange Commission (“SEC”) under the heading “Forward-Looking Information.” OCC’s quarterly and annual reports are available to the public on the SEC’s website at www.sec.gov. In providing forward-looking information, the Company expressly disclaims any obligation to update this information, whether as a result of new information, future events or otherwise except as required by applicable laws and regulations.

(Financial Tables Follow)

Optical Cable Corp. – First Quarter 2025 Earnings Release

OPTICAL CABLE CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(thousands, except per share data)

(unaudited)

	Three Months Ended January 31,
	2025	2024

Net sales	$15,743	$14,855
Cost of goods sold	11,116	11,141

Gross profit	4,627	3,714

SG&A expenses	5,459	5,093
Royalty expense, net	6	7
Amortization of intangible assets	14	14

Loss from operations	(852)	(1,400)

Interest expense, net	(264)	(298)
Other, net	21	280
Other expense, net	(243)	(18)

Loss before income taxes	(1,095)	(1,418)

Income tax expense	12	7

Net loss	$(1,107)	$(1,425)

Net loss per share:
Basic and diluted	$(0.14)	$(0.18)

Weighted average shares outstanding:
Basic and diluted	7,815	7,751

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Optical Cable Corp. – First Quarter 2025 Earnings Release

OPTICAL CABLE CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEET DATA

(thousands)

(unaudited)

	January 31, 2025	October 31, 2024
Cash	$128	$244
Trade accounts receivable, net	8,206	10,946
Inventories	19,098	18,725
Other current assets	590	685
Total current assets	28,022	30,600
Non-current assets	9,795	9,758
Total assets	$37,817	$40,358

Current liabilities	$13,629	$15,144
Non-current liabilities	4,447	4,372
Total liabilities	18,076	19,516
Total shareholders’ equity	19,741	20,842
Total liabilities and shareholders’ equity	$37,817	$40,358

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